UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2024

Sunrun Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37511	26-2841711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Bush Street, Suite 1400

San Francisco, California 94104

(Address of principal executive offices, including zip code)

(415) 580-6900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RUN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On February 22, 2024, Sunrun Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several initial purchasers named in Schedule A thereto (the “Purchasers”), to issue and sell $475 million aggregate principal amount of 4.00% Convertible Senior Notes due 2030 (the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were sold to the Purchasers pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. In addition, the Company granted the Purchasers an option to purchase, during a 13-day period beginning on, and including, the date on which the Notes were first issued, up to an additional $75 million aggregate principal amount of Notes on the same terms and conditions.

The net proceeds from the sale of the Notes issued on February 27, 2024 (after deducting the Purchasers’ discount and estimated offering expenses) was approximately $462.8 million. The Company used (i) approximately $83.3 million of the net proceeds of the offering to repurchase approximately $97.5 million aggregate principal amount of its 0% Convertible Senior Notes due 2026 (the “2026 notes”), which Sunrun offered to purchase at 85.5% and which is equal to approximately $855 per each of the 2026 notes, in privately negotiated transactions entered into concurrently with the pricing of the offering of the Notes effected with or through one of the initial purchasers of the Notes or its affiliates, and (ii) approximately $37.7 million of the net proceeds of the offering to pay the cost of the Capped Calls (as defined below). The Company intends to use the remainder of the net proceeds from the offering to repay outstanding debt and for other general corporate purposes, which may include working capital, capital expenditures, and potential acquisitions and future transactions. However, the Company has not designated any specific uses and has no definitive agreements with respect to any material acquisition or strategic transactions.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Purchasers against certain liabilities.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Indenture

On February 27, 2024, the Company entered into an Indenture (the “Indenture”), by and between the Company and Computershare Trust Company, National Association, as trustee (the “Trustee”), pursuant to which the Company issued $475 million aggregate principal amount of Notes. The Notes will bear interest at a rate of 4.00% per year payable semiannually in arrears on March 1 and September 1 of each year, beginning on September 1, 2024. The Notes may bear additional interest under specified circumstances relating to the Company’s failure to comply with its reporting obligations under the Indenture or if the Notes are not freely tradeable as required by the Indenture. The Notes will mature on March 1, 2030, unless earlier converted, redeemed, or repurchased by the Company pursuant to their terms.

The initial conversion rate of the Notes is 61.3704 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $16.29 per share). The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for any accrued and unpaid interest. In addition, upon the occurrence of a make-whole fundamental change (as defined in the Indenture) or an issuance of a notice of redemption, the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change or notice of redemption.

Prior to the close of business on the business day immediately preceding December 1, 2029, the Notes will be convertible only under the following circumstances: (1) during any calendar quarter commencing after June 30, 2024, and only during such calendar quarter, if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business-day period after any five consecutive trading-day period (the “Measurement Period”) in which the trading price per $1,000 principal amount of Notes for each such trading day of the Measurement Period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; (3) if the Company calls the Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after December 1, 2029, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert all or any portion of their Notes, in multiples of $1,000 principal amount, regardless of the foregoing conditions. Upon conversion, the Company will pay or deliver, as the case may be, either cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election.

The Company may not redeem the Notes prior to March 5, 2027. On or after March 5, 2027, the Company may redeem for cash all or part of the Notes, at its option, if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading-day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides a notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes. Upon the occurrence of a fundamental change (as defined in the Indenture) prior to the maturity date, subject to certain conditions, holders may require the Company to repurchase all or part of the Notes for cash at a price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes are the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment with all of the Company’s existing and future unsecured indebtedness, including the 2026 notes, that is not so subordinated; effectively junior in right of payment to any of the Company’s senior, secured indebtedness to the extent of the value of the assets securing such indebtedness (including any amounts outstanding under the Company’s credit facility); and structurally junior to all indebtedness and other liabilities (including trade payables) of current or future subsidiaries of the Company.

The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes:

(1) the Company defaults in the payment of interest on any Note when due and payable and the default continues for a period of 30 days;

(2) the Company defaults in the payment of any principal of any Note when due and payable at its stated maturity, upon redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(3) failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for five business days;

(4) failure by the Company to give (i) a fundamental change notice in accordance with the indenture when due and such failure continues for five business days, or (ii) notice of a specified corporate transaction in accordance with the Indenture when due and such failure continues for two business days;

(5) failure by the Company to comply with any of its obligations under the Indenture with respect to consolidation, merger, sale, conveyance, transfer and lease of assets of the Company;

(6) failure by the Company for a period of 60 days after written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding has been received to comply with any of its other agreements contained in the Notes or the Indenture;

(7) default by the Company or any significant subsidiary (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there is outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed (other than (x) any non-recourse indebtedness for borrowed money (it being understood and agreed that limited recourse provisions in respect of the applicable financing assets or that otherwise are customary in transactions in which the primary recourse is financing assets shall not cause indebtedness that is otherwise non-recourse to constitute recourse indebtedness) or (y) indebtedness for money borrowed of the Company’s subsidiary if such subsidiary is a special purpose entity that serves as a vehicle to obtain financing that is otherwise non-recourse to the Company and the Company’s other subsidiaries (it being understood and agreed that limited recourse provisions in respect of the applicable financing assets or that otherwise are customary in transactions in which the primary recourse is financing assets shall not cause indebtedness that is otherwise non-recourse to constitute recourse indebtedness)) in excess of $50 million (or its foreign currency equivalent) in the aggregate, whether such indebtedness now exists or is hereafter created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case, after the expiration of any applicable grace period, if such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness shall not have been paid or discharged, as the case may be, within 30 days after written notice to the Company by the trustee or the holders of at least 25% in aggregate principal amount of outstanding Notes; and

(8) certain events of bankruptcy, insolvency or reorganization of the Company or any significant subsidiary.

If such an event of default, other than an event of default described in clause (8) above with respect to the Company, occurs and is continuing, the Trustee by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes then outstanding to be due and payable. If an event of default described in clause (8) above with respect to the Company or a significant subsidiary occurs, 100% of the principal of and accrued and unpaid interest, if any, on the Notes then outstanding will automatically become due and payable.

The foregoing description is qualified in its entirety by reference to the text of the Indenture and the Form of 4.00% Convertible Senior Notes due 2030, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Capped Call Transactions

In connection with the offering of the Notes, on February 22, 2024, the Company entered into privately negotiated capped call transactions with Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, Royal Bank of Canada, represented by RBC Capital Markets, LLC as its agent, Truist Bank, and Bank of America, N.A. (the “Capped Calls”). The Capped Calls each have an initial strike price of approximately $16.2945 per share, which corresponds to the initial conversion price of the Notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the Notes. The Capped Calls have initial cap prices of $22.3650 per share. The Capped Calls cover, subject to anti-dilution adjustments, approximately 29.2 million shares of Common Stock. The Capped Calls are expected generally to reduce the potential dilution upon conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of the Notes, as the case may be, in the event the market price per share of Common Stock, as measured under the terms of the Capped Calls, is greater than the strike price of the Capped Calls, with such offset subject to a cap. If, however, the market price per share of the Common Stock, as measured under the terms of the Capped Calls, exceeds the cap price of the Capped Calls, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price per share of the Common Stock exceeds the cap price. The final components of the Capped Calls are scheduled to expire on February 27, 2030.

The description of the Capped Calls contained herein is qualified in its entirety by reference to the Form of Capped Call Confirmation attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events.

Launch Press Release

On February 21, 2024, the Company issued a press release announcing its intention to offer $475 million aggregate principal amount of convertible senior notes due 2030 (the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pricing Press Release

On February 23, 2024, the Company issued a press release announcing the pricing of its offering of $475 million aggregate principal amount of the Notes in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated February 27, 2024, between Sunrun Inc. and Computershare Trust Company, National Association.

4.2	Form of 4.00% Convertible Senior Note due 2030 (included in Exhibit 4.1).

10.1	Purchase Agreement, dated February 22, 2024, by and among Sunrun Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several initial purchasers named in Schedule I thereto.

10.2	Form of Capped Call Confirmation.

99.1	Press Release, dated February 21, 2024, announcing proposed private offering of $475 million of convertible senior notes.

99.2	Press Release, dated February 23, 2024, announcing pricing for private offering of $475 million of convertible senior notes.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRUN INC.

Date: February 27, 2024	By:	/s/ Jeanna Steele
Jeanna Steele
Chief Legal & People Officer